Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of TheStreet.com, Inc. on Form S-8 (filed on August 9, 2007) of our report dated August 14, 2007, with respect to our audit of the financial statements of Corsis Technology Group II, LLC for the year December 31, 2006 appearing in the Form 8-K/A of TheStreet.com, Inc. dated October 16, 2007.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
October 11, 2007